Exhibit 6(e)(ii)
AMENDED AND RESTATED
SCHEDULE A
TO
SUB-ADVISORY AGREEMENT
DATED NOVEMBER 1, 2005
AMONG
WT MUTUAL FUND,
RODNEY SQUARE MANAGEMENT CORPORATION
AND
WILMINGTON TRUST INVESTMENT MANAGEMENT LLC
Funds
Wilmington Prime Money Market Fund
Wilmington Tax-Exempt Money Market Fund
Wilmington U.S. Government Money Market Fund
Wilmington Short/ Intermediate-Term Bond Fund
Wilmington Broad Market Bond Fund
Wilmington Municipal Bond Fund
Wilmington Multi-Manager Large-Cap Fund
Wilmington Small-Cap Strategy Fund
Wilmington Multi-Manager International Fund
Wilmington Multi-Manager Real Asset Fund
Wilmington Large-Cap Growth Fund
Wilmington Large-Cap Value Fund
Wilmington Small-Cap Core Fund
Wilmington Aggressive Asset Allocation Fund
Wilmington Moderate Asset Allocation Fund
Wilmington Conservative Asset Allocation Fund
Wilmington ETF Allocation Fund
Dated: December 31, 2008

WT MUTUAL FUND
By:	/s/ John C. McDonnell
Name:	John C. McDonnell
Title:	Chief Financial Officer

WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC
By:	/s/ John J. Kelley
Name:	John J. Kelley
Title:	Vice President

RODNEY SQUARE MANAGEMENT CORPORATION
By:	/s/ Edward W. Diffin, Jr.
Name:	Edward W. Diffin, Jr.
Title:	Vice President

Dated: December 31, 2008